Exhibit 10.1(y)
                       CENTURY TELEPHONE ENTERPRISES, INC.
                        SUPPLEMENTAL DEFINED BENEFIT PLAN


I.    Purpose of the Plan
      -------------------

      This Supplemental Defined Benefit Plan (the "Plan") is intended to provide Century Telephone Enterprises, Inc. (the "Company") and its subsidiaries a method for attracting and retaining key employees; to provide a method for recognizing the contributions of such personnel; and to promote executive and managerial flexibility, thereby advancing the interests of the Company and its stockholders. In addition, the Plan is intended to provide to a select group of management and highly compensated employees a more adequate level of retirement benefits in combination with the Company's general retirement program. The Plan is not intended to constitute a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and is designed to be exempt from the participation, vesting, funding and fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

II.   Definitions
      -----------

      As used in this Plan, the following terms shall have the meanings indicated, unless the context otherwise specifies or requires:

      2.01 "ACTUARIAL EQUIVALENT" shall mean the amount of pension of a different type or payable at a different age that has the same value as computed by the Actuary on the same basis as that prescribed in Section 10.09 of the CenturyTel Retirement Plan.

      2.02 "BENEFIT YEARS" shall mean years of service for benefit accrual purposes as determined under Section 3.06 of the CenturyTel Retirement Plan.

      2.03 "BOARD OF DIRECTORS" shall mean not less than a quorum of the whole Board of Directors of Century Telephone Enterprises, Inc.

      2.04 "CHANGE IN CONTROL" shall mean the occurrence of any of the following
(i) the acquisition by any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than the Company or any employee benefit plan or related trust or affiliate of the Company or its subsidiaries, of beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors, but not including any acquisition directly from the Company; (ii) the consummation of a merger, consolidation, reorganization, share exchange, or sale or other disposition of all or substantially all of the assets of the Company unless, immediately thereafter, at least 50% of the outstanding voting power of the surviving or successor corporation, or, if applicable, the parent company thereof (the "Surviving Company"), are owned by the Company's shareholders immediately prior to such time, at least a majority of the directors of the Surviving Company were directors of the Company at the time such transaction was approved, and no person or entity (excluding any employee benefit plan or related trust of the Company or the Surviving Company and any person or entity that was a shareholder of the Company immediately prior to such time) beneficially owns 20% or more of the outstanding voting power of the Surviving Company; (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period shall have been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or (iv) the approval by the Company's shareholders of a complete liquidation or dissolution of the Company.

      2.05 "COMMITTEE" shall mean three or more members of the Board of Directors as described in Section 13.01 of the Plan, or the Board if no Committee has been appointed.

      2.06  "COMPANY"  shall  mean  Century  Telephone  Enterprises,  Inc.,  any
Subsidiary  thereof,   and  any  affiliate   designated  by  the  Company  as  a
participating employer under this Plan.

      2.07 "EFFECTIVE DATE" of this Plan shall be January 1, 1999.

      2.08  "EMPLOYER"  shall mean  Century  Telephone  Enterprises,  Inc.,  any
Subsidiary  thereof,   and  any  affiliate   designated  by  the  Company  as  a
participating employer under this Plan.

      2.09 "FINAL AVERAGE PAY" shall mean a participant's average monthly compensation as determined under Section 6.02-3 of the CenturyTel Retirement Plan, without taking into account the limitation contained in Section 6.02-4(e) thereof.

      2.10 "NORMAL RETIREMENT DATE" shall mean the first day of the month coincident with or next following a Participant's 65th birthday.

      2.11 "PARTICIPANT" shall mean any officer of the Employer who is granted participation in the Plan in accordance with the provisions of Article III.

      2.12  "PLAN"  shall  mean  the  Century  Telephone   Enterprises,   Inc.
Supplemental Defined Benefit Plan.

      2.13  "SOCIAL  SECURITY  COVERED   COMPENSATION"  shall  mean  the  amount
determined pursuant to Section 6.02-5 of the CenturyTel Retirement Plan.

      2.14 "SUBSIDIARY" shall mean any corporation in which the Company owns, directly or indirectly through subsidiaries, at least fifty percent (50%) of the combined voting power of all classes of stock.

III.  Participation
      -------------

      Any officer who is either one of the key employees of the Company in a position to contribute materially to the continued growth and future financial success of the Company, or one who has made a significant contribution to the Company's operations, thereby meriting special recognition, shall be eligible to participate provided the following requirements are met:

            a. The officer is employed on a full-time basis by Century Telephone Enterprises, Inc., any Subsidiary thereof, or any affiliate designated by the Company as a participating employer under this Plan.

            b. The officer is compensated for full-time employment by a regular salary;

            c.    The coverage of the officer is duly approved by the Committee.

It is intended that participation in this Plan shall be extended only to those officers who are members of a select group of management and highly compensated employees, as determined by the Committee.

IV.   Normal Retirement
      -----------------

      4.01 The monthly retirement benefit payable to a Participant on his Normal Retirement Date shall be the excess of an amount determined pursuant to Section
6.02 of the CenturyTel Retirement Plan, computed without taking into account the limitation contained in Section 6.02-4(e) thereof, over the amount so determined taking into account such limitation.

V.    Late Retirement
      ---------------

      5.01 If a Participant remains employed beyond his Normal Retirement Date, his late retirement date will be the first day of the month coincident with or next following his actual date of retirement.

      5.02 A Participant's late retirement benefit shall be the excess of an amount determined pursuant to Section 6.04 of the CenturyTel Retirement Plan, computed without taking into account the limitation contained in Section 6.02-4(e) thereof, over the amount so determined taking into account such limitation.

VI.   Early Retirement
      ----------------

      6.01 A Participant who has attained age 55, and who has completed 5 or more Years of Service, is eligible for early retirement. An eligible Participant's early retirement date is the first day of the month coincident with or next following the date he terminates employment.

      6.02 A Participant's early retirement benefit shall be the excess of an amount determined pursuant to Section 6.03 of the CenturyTel Retirement Plan, computed without taking into account the limitation contained in Section 6.02-4(e) thereof, over the amount so determined taking into account such limitation, payable at such time as the Participant elects pursuant to Section 6.03-2 of the CenturyTel Retirement Plan.

      6.03 A Participant may elect to receive his early retirement benefit prior to Normal Retirement Date, in which event the benefit payable will be reduced according to the schedules contained in Section 6.03-1 of the CenturyTel Retirement Plan.

VII.  Disability
      ----------

      7.01 A Participant who becomes disabled, as determined under Section 6.12-2 of the CenturyTel Retirement Plan, prior to retirement or termination of service will be entitled to a disability benefit equal to the excess of an amount determined pursuant to Section 6.12 of the CenturyTel Retirement Plan, computed without taking into account the limitation contained in Section 6.02-4(e) thereof, over the amount so determined taking into account such limitation.

      7.02 A Participant's disability benefit will commence at his Normal Retirement Date.

VIII. Death Benefit for Spouse
      ------------------------

      8.01 Upon the death of a Participant who meets the requirements set forth in Section 6.11-1 of the CenturyTel Retirement Plan, the spouse of the Participant will be entitled to receive a death benefit determined in accordance with Section 8.02.

      8.02 The monthly death benefit payable to the spouse of a Participant shall be the excess of an amount determined pursuant to Section 6.11 of the CenturyTel Retirement Plan, computed without taking into account the limitation contained in Section 6.02-4(e) thereof, over the amount so determined taking into account such limitation.

      8.03 The death benefit shall be paid to the surviving spouse at such time and in such form as prescribed by Sections 6.11-2 through 6.11-4 of the CenturyTel Retirement Plan.

      8.04 If a Participant has no surviving spouse at the date of his or her death, no death benefit shall be paid under this Plan.

IX.   Reemployment after Retirement
      -----------------------------

      If a Participant retires and commences receiving benefits under the Plan, and is later rehired by the Company, benefit payments shall be withheld and shall recommence in accordance with Section 6.13 of the CenturyTel Retirement Plan.

X.    Termination of Service; Change in Control
      -----------------------------------------
      10.01 If a Participant terminates service prior to death, disability or retirement, he shall be entitled only to vested accrued benefits at the time of termination and shall be vested in accrued benefits in accordance with the following schedule:




                  Years of Service              Vested %
                  ----------------              --------

                    less than 5                      0%
                     5 or more                     100%

      10.02 A Participant's vested Accrued Benefit shall be equal to the excess of an amount determined pursuant to Sections 7.02 through 7.04 of the CenturyTel Retirement Plan, computed without taking into account the limitation contained in Section 6.02-4(e) thereof, over the amount so determined without taking into account such limitation. The amount so determined shall be payable in the manner prescribed in Sections 7.02 through 7.04 of the CenturyTel Retirement Plan, and forfeitures of nonvested benefits shall be determined pursuant to Section 7.04 of the CenturyTel Retirement Plan.

      10.03 (a) Notwithstanding anything to the contrary in this Plan or in any applicable law or regulation, upon the earlier of (i) the occurrence of a Change in Control, (ii) the date that any person or entity submits an offer or proposal to the Company that results in or leads to a Change in Control (whether by such person or any other person) or (iii) the date of the public announcement of a Change in Control or an offer, proposal or proxy solicitation that results in or leads to a Change in Control (whether by the person or entity making such announcement or any other person) (the earliest of such dates being hereinafter referred to as the "Effective Date"), the Accrued Benefit of each Participant (other than any Participant whose service as an employee was terminated prior to full vesting of his Accrued Benefit under Section 10.01) and the benefits conferred under this Section shall automatically vest and thereafter may not be adversely affected in any matter without the prior written consent of the Participant. Notwithstanding anything to the contrary in this Plan, upon the occurrence of a Change in Control any Participant who is then employed by Century or its subsidiaries ("Active Participants") shall have an irrevocable right to receive, and the Company shall be irrevocably obligated to pay, a lump sum cash payment in an amount determined pursuant to this Section if the Company or its successor, during a period commencing upon the Effective Date and ending on the third anniversary of the occurrence of the Change in Control, (i) terminates the Active Participant's employment, (ii) reduces the Active Participant's salary in effect immediately prior to the Effective Date, (iii) diminishes the Active Participant's duties, responsibilities or position in the management of the Company or (iv) requires the Active Participant to relocate involuntarily to an office outside of the city in which he performed his services for the Company immediately prior to the Effective Date (each such action being referred to as an "Effective Termination"). The lump sum cash payment payable to Active Participants under this Section (the "Lump Sum Payment") shall be paid on the date of Effective Termination or as soon thereafter as is administratively feasible.

            (b) The amount of each Lump Sum Payment shall be determined as follows:

                  (i) With respect to any Active Participant who, after giving effect to the terms of subsection (b)(iv)
                        below, is eligible as of the date of Effective Termination to receive benefits under Articles IV or V of this Plan, the Lump Sum Payment shall equal the Present Value (as defined below) of the stream of payments to which such participant would have otherwise been entitled to receive immediately upon Effective Termination in accordance with Articles IV or V of this Plan (assuming such benefits are paid in the form of a lifetime annuity), based upon such participant's Final Average Pay, Social Security Covered Compensation and Benefit Years as of the date of Effective Termination, without giving effect to any salary reductions that gave rise to such Effective Termination, but after giving effect to the terms of subsection (b)(iv) below.

                  (ii) With respect to any Active Participant who, after giving effect to the terms of subsection (b)(iv) below, is not eligible as of the date of Effective Termination to receive benefits under Articles IV, V or VI of this Plan, the Lump Sum Payment shall equal the product of (A) the Present Value, calculated as of age 65, of the stream of payments to which such participant would have otherwise been entitled to receive at age 65 in accordance with the terms of this Plan based on the same assumptions and terms set forth in subsection (b)(i) above, multiplied times
                        (B) such discount factor as is necessary to reduce the amount determined under subsection (b)(ii)(A) above to its Present Value, it being understood that in calculating such discount factor, no discount shall be applied to reflect the possibility that such participant may die prior to attaining age 65.

                  (iii) With respect to any Active Participant who, after giving effect to the terms of subsection (b)(iv) below, is eligible as of the date of Effective Termination to receive benefits under Article VI of the Plan, the Lump Sum Payment shall equal the greater of (A) the Present Value of the stream of payments to which such participant would have otherwise been entitled to receive immediately upon Effective Termination in accordance with Article VI of this Plan, based upon the assumptions and terms set forth in subsection (b)(i) above, or (B) the Present Value, calculated as of age 65, of the stream of payments to which such participant would otherwise be entitled to receive at age 65 in accordance with this Plan, determined in the same manner and subject to the same assumptions and terms set forth in subsection (b)(ii) above.

                  (iv) In calculating the Lump Sum Payment due to any Active Participant under this Section, the number of years of Benefit Years of the Active Participant shall be deemed to equal the number of years determinable under the other sections of this Plan plus three years and the Active Participant's age shall be deemed to equal his actual age plus three years; provided, however, that in no event shall the provisions of this subsection be applicable if the application thereof will reduce the Active Participant's Lump Sum Payment from the amount that would otherwise be payable with the addition of less than three years of service, age or both.

                  (v) As used in this Section with respect to any amount, the "Present Value" of such amount shall mean the discounted value of such amount that is determined by making customary present value calculations in accordance with generally accepted actuarial principles, provided that (A) the discount interest rate applied in connection therewith shall equal the interest rate quoted by the Bloomberg Municipal AAA General Obligation 5-Year Index (as of the close of business on the first business day of the calendar quarter in which such present value calculations are made) or, in the event such index is no longer published, any similar index for comparable municipal securities and (B) the mortality table applied in connection therewith shall be the mortality table prescribed by the Commissioner of Internal Revenue under Section 417(e)(3)(A)(ii)(I) of the Internal Revenue Code or any successor table prescribed by such organization.

            (c) Notwithstanding anything to the contrary in this Plan, upon the sooner of the occurrence of a Change in Control or the approval by the Board of Directors of the Company of any Change in Control, the Company shall promptly consult with each Participant who has already begun to receive periodic payments under this Plan ("Retired Participants") and, following such consultations, the Company shall have the option with respect to each Retired Participant to (i) confirm in writing its obligation to continue to provide to such Retired Participant all benefits hereunder in the same manner provided prior to the Change in Control or (ii) make a lump sum cash payment in an amount equal to the Present Value of the participant's future stream of payments which would otherwise be payable under this Plan. If the Company elects to furnish any Retired Participant with a lump sum cash payment, the Company shall offer to assist such participant in purchasing at such participant's cost an annuity for the benefit of such participant.

            (d) Notwithstanding anything to the contrary in this Plan, upon the occurrence of Change in Control, any Participant (other than a Retired Participant) who is then a former employee of Century or its subsidiaries whose Accrued Benefit is vested under Section 10.01 ("Inactive Participants") shall have an irrevocable and unconditional right to receive, and the Company shall be irrevocably and unconditionally obligated to pay, a lump sum payment in an amount determined in the manner provided in subsection (b)(ii) or
                  (iii), as applicable; provided, however, that no Inactive Participant will be entitled to the benefits of subsection
                  (b)(iv).


XI.   Form of Benefit Payment
      -----------------------

      11.01 The normal form of benefit payment is a monthly lifetime annuity, payable in accordance with the Company's standard payroll practices, with payments commencing as of the first day of the month following the month in which the distributable event occurs.

      11.02 A Participant may, prior to commencement of participation in the Plan, elect an optional form of payment which is the Actuarial Equivalent of a Participant's basic monthly pension, as follows:

            Option 1: A reduced monthly pension payable for the lifetime of the Participant with a minimum of sixty (60) monthly payments guaranteed.

            Option 2: A reduced monthly pension payable for the lifetime of the Participant with a minimum of one hundred twenty (120) monthly payments guaranteed.

            Option 3: A reduced monthly pension payable for the lifetime of the Participant with a minimum of one hundred eighty (180) monthly payments guaranteed.

            Option 4: A reduced monthly pension, payable to the Participant for the life of the Participant, with monthly payments of one-half (1/2) the reduced amount that was payable monthly to the Participant payable after the Participant's death for the life of the Participant's spouse.

            Option 5: A reduced monthly pension payable to the Participant for the life of the Participant, with reduced monthly payments of two thirds (_) of the reduced amount that was payable monthly to the Participant payable after the Participant's death for the life of the Participant's spouse.

            Option 6: A reduced monthly pension payable to the Participant for the life of the Participant, with reduced monthly payments of three fourths (3/4) of the reduced amount that was payable monthly to the Participant payable after the Participant's death for the life of the Participant's spouse.

            Option 7: A reduced monthly pension payable to the Participant for the life of the Participant, with the same monthly pension payable after the Participant's death for the life of the Participant's spouse.

      11.03 If a Participant does not elect an optional form of benefit payment under Section 11.02 prior to the commencement of participation in the Plan, such Participant's benefits shall be paid in the normal form provided in Section 11.01.

XII.  Additional Restrictions on Benefit Payments
      -------------------------------------------

      In no event will there be a duplication of benefits payable under the Plan because of employment by more than one participating Employer.

XIII. Administration and Interpretation
      ---------------------------------

      13.01 The Plan shall be administered by the Board of Directors through a Committee which shall consist of three or more members of the Board of Directors of the Company. No individual who is or has ever been a member of the Committee shall be eligible to be designated as a participant or receive payments under this Plan. The Committee shall have full power and authority to interpret and administer the Plan and, subject to the provisions herein set forth, to prescribe, amend and rescind rules and regulations and make all other determinations necessary or desirable for the administration of the Plan. The Board may from time to time appoint additional members of the Committee or remove members and appoint new members in substitution for those previously appointed and to fill vacancies however caused.

      13.02 The decision of the Committee relating to any question concerning or involving the interpretation or administration of the Plan shall be final and conclusive, and nothing in the Plan shall be deemed to give any employee any right to participate in the Plan, except to such extent, if any, as the Committee may have determined or approved pursuant to the provisions of the Plan.

XIV.  Nature of the Plan
      ------------------

      Benefits under the Plan shall generally be payable by the Company from its own funds, and such benefits shall not (i) impose any obligation upon the trust(s) of the other employee benefit programs of the Company; (ii) be paid from such trust(s); nor (iii) have any effect whatsoever upon the amount or payment of benefits under the other employee benefit programs of the Company. Participants have only an unsecured right to receive benefits under the Plan from the Company as general creditors of the Company. The Company may deposit amounts in a trust established by the Company for the purpose of funding the Company's obligations under the Plan. Participants and their beneficiaries, however, have no secured interest or special claim to the assets of the trust, and the assets of the trust shall be subject to the payment of claims of general creditors of the Company upon the insolvency or bankruptcy of the Company, as provided in the trust.

XV.   Employment Relationship
      -----------------------

      An employee shall be considered to be in the employment of the Company and its subsidiaries as long as he remains an employee of either the Company, any Subsidiary of the Company, or any corporation to which substantially all of the assets and business of the Company are transferred. Nothing in the adoption of this Plan nor the designation of any Participant shall confer on any employee the right to continued employment by the Company or a Subsidiary of the Company, or affect in any way the right of the Company or such Subsidiary to terminate his employment at any time. Any question as to whether and when there has been a termination of an employee's employment, and the cause, notice or other circumstances of such termination, shall be determined by the Board, and its determination shall be final.

XVI.  Amendment and Termination of Plan
      ---------------------------------

      The Board of Directors of the Company in its sole discretion may terminate the Plan at any time, and shall have the right to alter or amend the Plan or any part thereof from time to time, except that the Board of Directors shall not terminate the Plan or make any alteration or amendment thereto which would impair any rights or benefits of a Participant previously accrued.

      This Plan shall be binding on the Company, each Subsidiary, and any affiliate designated by the Company as a participating employer under this Plan, the successors and assigns thereof, and any entity to which substantially all of the assets or business of the Company, a Subsidiary, or a participating affiliate are transferred.

XVIII. Reimbursement to Participants
       -----------------------------

      The Company shall reimburse any Participant, or beneficiary thereof, for all expenses, including attorney's fees, actually and reasonably incurred by the Participant or beneficiary in any proceeding to enforce any of their rights under this Plan.

XIX.  Construction
      ------------

      The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may indicate the plural, unless the context clearly indicates the contrary. The words "hereof", "herein", "hereunder" and other similar compounds of the word "here" shall, unless otherwise specifically stated, mean and refer to the entire Plan, not to any particular provision or Section. Article and Section headings are included for convenience of reference and are not intended to add to, or subtract from, the terms of the Plan.

      IN WITNESS WHEREOF, Century Telephone Enterprises, Inc. has executed this Plan in its corporate name and its corporate seal to be hereunto affixed this 31st day of December, 1998.

ATTEST:                             CENTURY TELEPHONE ENTERPRISES, INC.
/s/ Linda Vaughn                     By: /s/ R. Stewart Ewing, Jr.
-----------------                    R. Stewart Ewing, Jr.
                                     Senior Vice President and
                                     Chief Financial Officer